PROFESSIONALLY MANAGED PORTFOLIOS
AMENDMENT TO THE DISTRIBUTION AGREEMENT

THIS AMENDMENT dated as of the 11th day of January, 2007, to the Distribution Agreement, dated as of July 5, 2006 (the "Distribution Agreement"), is by and between PROFESSIONALLY MANAGED PORTFOLIOS a Massachusetts business trust (the “Trust”) on behalf of its series, the FundX Upgrader Fund, the FundX Stock Upgrader Fund, the FundX Aggressive Upgrader Fund, the FundX Conservative Upgrader Fund, the FundX Flexible Income Fund and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”).

RECITALS

WHEREAS, the parties have entered into a Distribution Agreement; and

WHEREAS, the parties desire to amend said Distribution Agreement to add funds; and

WHEREAS, Section 11 of the Distribution Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

The first sentence of the Distribution Agreement is hereby superseded and replaced with the following sentence:

THIS AGREEMENT is made and entered into as of this 5th day of July, 2006, as amended January 11, 2007 (the "Distribution Agreement") by and between PROFESSIONALLY MANAGED PORTFOLIOS, a Massachusetts business trust (the “Trust”) on behalf of its series, the FundX Upgrader Fund, the FundX Stock Upgrader Fund, the FundX Aggressive Upgrader Fund, the FundX Conservative Upgrader Fund, the FundX Flexible Income Fund, the FundX ETF Upgrader Fund and the FundX ETF Aggressive Upgrader Fund and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor”).

Exhibit A is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Distribution Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS		QUASAR DISTRIBUTORS, LLC
By:	/s/Robert M. Slotky	By:	/s/James R. Shoenike
Name:	Robert M. Slotky	Name:	James R. Schoenike
Title:	President	Title:	President

Exhibit A
to the
Distribution Agreement - Professionally Managed Portfolios
DAL Investment Company, LLC

Name of Series
FundX Upgrader Fund
FundX Aggressive Upgrader Fund
FundX Conservative Upgrader Fund
FundX Flexible Income Fund
FundX Stock Upgrader Fund
FundX ETF Aggressive Upgrader Fund
FundX ETF Upgrader Fund